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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                     -------------------------------------

                        Date of Report (Date of earliest
                         event reported) April 19, 2000


                           Vestcom International, Inc.
             (Exact name of registrant as specified in its charter)



 New Jersey                       333-23519                     22-3477425
 (State of                 (Commission File Number)           (IRS Employer
incorporation)                                              Identification No.)


5 Henderson Drive, West Caldwell, New Jersey                        07006
(Address of principal executive offices)                         (Zip Code)


                                 (973) 882-7000
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other Events.

                  On April 19, 2000, the Board of Directors of Vestcom International, Inc. ("Vestcom"), a New Jersey corporation, authorized the amendment and restatement of its Shareholder Protection Rights Agreement, dated December 16, 1999, resulting in an Amended and Restated Shareholder Protection Rights Agreement, dated April 19, 2000 (the "Rights Agreement"), between Vestcom and American Stock Transfer & Trust Company, as rights agent.

                  The amendments include, without limitation, the following: (a) the elimination of the definition of "Continuing Director" and the elimination of all references to that term, (b) the modification of the definition of "Independent Director" to include, as Independent Directors, in certain circumstances, individuals nominated by "Acquiring Persons" (as defined) and to clarify and expand the exclusion of officers from the definition of "Independent Director", (c) the modification of the redemption and amendment sections of the Rights Agreement to reflect the elimination of the "Continuing Director" concept, (d) the insertion of a sunset provision which will provide for the termination of the Rights Agreement at its third, sixth and ninth year anniversaries unless the Board (with the approval of a majority of the Independent Directors) affirmatively determines to extend the Rights Agreement during the twelve months prior to the sunset dates and (e) the clarification of the interrelationship of the Rights Agreement and a provision of New Jersey law that enables shareholders to petition the New Jersey Superior Court to compel a special meeting of shareholders.

                  As amended, the Rights Agreement defines an "Independent Director" as follows:

         "Independent Director" shall mean, with respect to any event or transaction or series of events or transactions, a member of the Board other than a director who (i) is an officer of the Company or any of its Subsidiaries on, or was an officer of the Company or any of its Subsidiaries within five years immediately preceding, the date on which the Board votes on a matter pertaining to such transaction or series of transactions which matter, pursuant to the terms of this Agreement, requires the concurrence of a majority of Independent Directors, (ii) is a party to such event or transaction or series of events or transactions, (iii) is an Affiliate or Associate of a party (other than the Company) to such event or transaction or series of events or transactions, or (iv) has (A) a relationship that would materially interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director with respect to such event or transaction or series of events or transactions or (B) a financial interest (other than as a Beneficial Owner of shares of Common Stock) in or with respect to such event or transaction or series of events or transactions.

                  Prior to the amendment and restatement of the Rights Agreement, the approval of the Continuing Directors was required in order to redeem Rights (as defined) or to substantively amend the Rights Agreement in the event that such actions are considered by Vestcom's Board at a time when there is no "Business Combination" (as defined) pending or at a time when a Business Combination is pending but no Independent Directors are on the Board. As amended and restated, the Rights Agreement provides that if a Business Combination is pending, the redemption of Rights and such amendments must be approved at a time when there is at least one "Independent Director" on the Board and by a majority of the Independent Directors on the Board. Under the amended and restated Rights Agreement, if no Business Combination is pending, approval of such amendments and a redemption of the Rights will require the approval of a majority of the members of the Board.


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                  Under New Jersey law, one or more shareholders owning at least
10 percent of the outstanding stock of a corporation may apply to the New Jersey Superior Court for an order requiring their corporation to conduct a special meeting of shareholders. Under the Rights Agreement (both as initially adopted and as amended and restated), ownership of 10 percent or more of Vestcom's stock will trigger certain significant consequences for Acquiring Persons. It was never the intention of Vestcom's Board to trigger such consequences merely because two or more shareholders join together to make such an application if none of such shareholders (or their Associates and Affiliates, as defined) were otherwise an Acquiring Person. The Board has amended the definition of "Beneficial Owner" to clarify that the act of applying for such relief will not, in and of itself, result in Acquiring Person status.

                  Unless amended or terminated, the Rights Agreement as initially adopted had a term of 10 years. To assure that the Rights Agreement continues to reflect the Board's perception of the best interests of Vestcom's shareholders, the Vestcom Board has added a sunset provision to the Rights Agreement. Under that provision, the Rights Agreement will automatically terminate on December 16, 2002, December 16, 2005 or December 16, 2008 unless, within the 12 month periods prior to such anniversary dates, the Board (with the approval of a majority of the Independent Directors then on the Board) affirmatively acts during each such 12-month period to continue the Rights Agreement in effect, in which case, the Rights Agreement will terminate on December 28, 2009.

                  A copy of the Amended and Restated Shareholder Protection Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.   Exhibits.


     4.1 Amended and Restated Shareholder Protection Rights Agreement, dated as of April 19, 2000.





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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VESTCOM INTERNATIONAL, INC.



                                        By:   /s/ Joel Cartun
                                            ---------------------------------
                                            Name:  Joel Cartun
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

Date:  April 20, 2000








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                                  EXHIBIT INDEX


     Exhibit No.           Description
     -----------           -----------
         4.1               Amended and Restated Shareholder Protection
                           Rights Agreement, dated as of April 19, 2000.